Jameson Inns, Inc.			PRESS RELEASE
8 Perimeter Center East, Suite 8050	Atlanta, GA 30346	(770) 481-0305	FAX (770) 901-9550

FOR IMMEDIATE RELEASE

May 26, 2004

Investor Relations Contacts:
EPOCH Financial	(888) 917-5109
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns Hires W. David Vining as Vice President of Marketing

Atlanta, GA (May 26, 2004) Jameson Inns, Inc. (NASDAQ: JAMS), a leading hotel company, and owner and operator of Jameson Inn and Signature Inn hotels, today announced that W. David Vining has joined the company as Vice President of Marketing.

Vining’s hospitality background includes senior positions at Holiday Inn Worldwide and Days Inns of America. In addition, he has led North America advertising at Compaq Computer Corporation. His technology marketing also includes E*Trade and Peachtree Software. He holds a degree in Communications from the University of Tennessee.

Vining will lead marketing efforts for both the Jameson Inn and Signature Inn hotel brands and promote the Company’s “Perfect Stay” program through advertising, direct marketing, partner marketing, website design, and public relations.

Thomas W. Kitchin, Jameson Inns’ Chairman and Chief Executive officer, said, “We are very pleased and excited to have a professional marketer of David’s caliber join our company. His combination of hotel marketing and branding experience will help us build our brand.”

In addition to the marketing responsibilities, Vining has also been named Director of Investor Relations for the company.

Jameson Inns, Inc. owns and operates the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

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